UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2015
Date of report (Date of earliest event reported)
_________________________
PICO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)
_________________________

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California  92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 3, 2015, the Board of Directors of PICO Holdings, Inc., a California corporation (the “Company”), determined that the Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) will be held on July 9, 2015. Because the date of the 2015 Annual Meeting differs by more than 30 days from the anniversary date of the Company’s 2014 Annual Meeting of Shareholders, the Company is providing this information in accordance with Rule 14a−5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Shareholders of the Company who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2015 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, must ensure that, pursuant to Rule 14a-8(e)(2) under the Exchange Act, such proposal is received by the Company’s Secretary on or before the close of business on April 27, 2015, which the Company has determined to be a reasonable time before it expects to begin to print and send such proxy materials. Any such proposal must also meet the requirements set forth in the applicable rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in such proxy materials.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2015

PICO HOLDINGS, INC.

By: /s/ Maxim C. W. Webb
Maxim C. W. Webb
Executive Vice President, Chief Financial Officer, Treasurer, and Secretary